MARQETA REPORTS THIRD QUARTER NET REVENUE INCREASE OF 46 PERCENT YEAR OVER YEAR, HIGHLIGHTING NEW PLATFORM EXPANSION AND GLOBAL CUSTOMER MOMENTUM
The global modern card issuer generated net revenue of $192 million in the third quarter of 2022, up 46 percent year-over-year, and 54 percent growth in third quarter total processing volume.
OAKLAND, Calif. – November 9, 2022 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the third quarter ended September 30, 2022. Total processing volume (TPV) was $42 billion, with net revenue of $192 million. Gross profit was $80 million, an increase of 36% year over year, resulting in a gross margin of 42%. GAAP net loss was $53 million and Adjusted EBITDA loss was $14 million.
"This recent quarter serves as a great example of our continued success and the tremendous market opportunity in front of Marqeta. We signed innovative new customers in both the United States and Europe, we expanded our platform with the launch of new banking capabilities to complement our leadership in modern card issuing, and increased the global utility of our platform with our European data residency program," said Jason Gardner, Founder and CEO of Marqeta.
Recent Business Updates:
Marqeta highlighted several recent business updates that demonstrate its current business momentum:
•Marqeta announced the launch of Marqeta for Banking, a portfolio of seven banking products, continuing the expansion of its modern card issuing platform. Marqeta for Banking provides customers with a full set of account, ACH, instant funding and direct deposit products offered through Marqeta’s bank partners, enabling its customers to build complete banking products for their end users on the company's platform.
•Marqeta announced its new data residency offering in Europe, providing additional safeguards to store the most sensitive elements of its European customers' personal data on European data servers.
•Marqeta announced a new partnership with Raiffeisen Centrobank, to power its Raiffeisen Digital Bank, enabling customers in Poland and Romania to leverage a modern, comprehensive banking experience with streamlined digital accounts and debit cards.
•Marqeta continued to be the card platform of choice for innovators looking to launch new card programs at scale, including the new Blockchain.com Visa card where user’s utilize available cryptocurrency balance to fund purchases in fiat currency, the new Uber Pro card, alongside Branch, and part of an ecosystem of partners working with Stash on its Stash Core banking system and upgraded Stock-Back® Debit Mastercard®.

Operating Highlights

In thousands, except percentages and per share data. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2022	2021		2022	2021
Financial metrics:
Net revenue	$191,621	$131,512	46%	$544,401	$361,761	50%
Gross profit	$80,102	$59,074	36%	$232,877	$155,906	49%
Gross margin	42%	45%		43%	43%
Total operating expenses	$139,598	$104,712	33%	$388,362	$280,181	49%
Net loss	($53,168)	($45,730)	(16)%	($158,454)	($127,122)	(25)%
Net loss margin	(28)%	(35)%		(29)%	(35)%
Net loss per share - basic and diluted	($0.10)	($0.08)	(25)%	($0.29)	($0.42)	31%
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$42,473	$27,569	54%	$119,556	$78,087	53%
Adjusted EBITDA [2]	($13,631)	($4,939)	(176)%	($34,308)	($13,928)	(146)%
Adjusted EBITDA margin [2]	(7)%	(4)%		(6)%	(4)%
Non-GAAP operating expenses [2]	$93,733	$64,013	46%	$267,185	$169,834	49%
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP operating expenses and the reconciliations of the net loss to Adjusted EBITDA, and of the total operating expenses to Non-GAAP operating expenses.

Third Quarter 2022 Financial Results:
Net revenue increased by $60 million, or 46% year-over-year, rising to $192 million from $132 million in the third quarter of 2021 resulting from a 54% increase in TPV year-over-year, partially offset by unfavorable changes in our card programs mix.
Gross profit increased by 36% year-over-year, rising to $80 million from $59 million in the third quarter of 2021 primarily due to our TPV growth. Gross margin was 42% in the third quarter of 2022.
Net loss increased by $7 million to $53 million in the quarter. Our increase in gross profit was offset by increases in compensation, benefits and technology expenses as we continued our investment in our people and platform.
Total Processing Volume increased by 54% year-over-year, rising to $42 billion from $28 billion in the third quarter of 2021.
Adjusted EBITDA in the third quarter of 2022 was ($14) million. Adjusted EBITDA margin was (7%) in the third quarter of 2022.
Financial Guidance
The following summarizes Marqeta's guidance for the fourth quarter of 2022:

Fourth Quarter 2022
Net Revenue Growth	29 - 31%

Gross Profit Margin	42 - 43%

Adjusted EBITDA Margin (1)	Negative 5 - 6%
(1) See "Information Regarding Non-GAAP Measures" for the definition of Adjusted EBITDA and for information regarding non-availability of a forward reconciliation.

Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until November 23, 2022, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 13733567.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly guidance; statements regarding Marqeta’s business plans, business strategy and the continued success and growth of our customers; statements and expectations regarding Marqeta's partnerships, new product introductions, and product capabilities; and statements made by Marqeta’ Founder and CEO. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the effect of uncertainties related to the global COVID-19 pandemic and other public health emergencies on U.S. and global economies, our business, results of operations, financial condition, demand for our platform, sales cycles and customer retention; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased TPV on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products as Marqeta expects; the risk that Marqeta's technology platform, including hosted solutions, do not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services; the risk that changes in the regulatory landscape adversely affects the gross interchange or other revenue Marqeta earns or adversely affects the bank and network costs Marqeta incurs; the risk that Marqeta may be unable to maintain relationships with Issuing Banks and Card Networks; general economic conditions in either domestic or international markets, including inflation and recessionary fears, conditions resulting from geopolitical uncertainty and instability or war, including, the direct and indirect effects of the significant military action against Ukraine launched by Russia on U.S. and global economies, our business, results of operations, financial condition, and demand for our platform; and the risk that Marqeta may be subject to additional risks such as inflation or currency fluctuations due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition and results of operations are included in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2021, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.
Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta Twitter feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta’s modern card issuing platform empowers its customers to create customized and innovative payment cards. Marqeta’s modern architecture gives its customers the ability to build more configurable and flexible payment experiences, accelerating time-to-market and democratizing access to card issuing technology. Marqeta’s open APIs provide instant access to highly scalable, cloud-based payment infrastructure that enables customers to launch and manage their own card programs, issue cards and authorize and settle payment transactions. Marqeta is headquartered in Oakland, California and is certified to operate in 40 countries globally.
Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net revenue	$191,621	$131,512	$544,401	$361,761
Costs of revenue	111,519	72,438	311,524	205,855
Gross profit	80,102	59,074	232,877	155,906
Operating expenses:
Compensation and benefits	105,887	84,462	304,103	229,121
Technology	13,422	9,299	37,960	22,494
Professional services	6,620	4,704	17,184	12,731
Occupancy	1,125	1,091	3,388	3,083
Depreciation and amortization	935	786	2,834	2,567
Marketing and advertising	688	490	2,133	1,480
Other operating expenses	10,921	3,880	20,760	8,705
Total operating expenses	139,598	104,712	388,362	280,181
Loss from operations	(59,496)	(45,638)	(155,485)	(124,275)
Other income (expense), net	6,333	(57)	(3,542)	(2,706)
Loss before income tax expense	(53,163)	(45,695)	(159,027)	(126,981)
Income tax expense (benefit)	5	35	(573)	141
Net loss	$(53,168)	$(45,730)	$(158,454)	$(127,122)
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.08)	$(0.29)	$(0.42)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	548,990,212	538,896,513	545,614,599	302,967,155

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,204,857	$1,247,581
Restricted cash	7,800	7,800
Marketable securities	441,132	452,875
Accounts receivable, net	12,800	13,187
Settlements receivable, net	10,350	11,266
Network incentives receivable	27,063	30,399
Prepaid expenses and other current assets	38,930	35,617
Total current assets	1,742,932	1,798,725
Property and equipment, net	8,030	9,687
Operating lease right-of-use assets, net	9,607	11,296
Equity method investment	7,843	8,384
Other assets	6,043	2,286
Total assets	$1,774,455	$1,830,378
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$2,741	$2,693
Revenue share payable	116,095	121,179
Accrued expenses and other current liabilities	131,398	114,096
Total current liabilities	250,234	237,968
Operating lease liabilities, net of current portion	9,928	12,427
Other liabilities	1,955	6,557
Total liabilities	262,117	256,952
Stockholders' equity :
Preferred stock	—	—
Common stock	54	54
Additional paid-in capital	2,098,764	1,993,055
Accumulated other comprehensive loss	(10,573)	(2,230)
Accumulated deficit	(575,907)	(417,453)
Total stockholders’ equity	1,512,338	1,573,426
Total liabilities and stockholders' equity	$1,774,455	$1,830,378

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(158,454)	$(127,122)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,834	2,567
Share-based compensation expense	115,662	105,893
Non-cash operating leases expense	1,689	1,579
Amortization of premium on marketable securities	449	974
Impairment of other financial instruments	11,616	—
Other	445	2,999
Changes in operating assets and liabilities:
Accounts receivable	271	974
Settlements receivable	916	(2,584)
Network incentives receivable	3,336	(20,002)
Prepaid expenses and other assets	(11,596)	(6,089)
Accounts payable	(891)	282
Revenue share payable	(5,084)	9,992
Accrued expenses and other liabilities	13,144	34,037
Operating lease liabilities	(2,231)	(2,147)
Net cash (used in) provided by operating activities	(27,894)	1,353
Cash flows from investing activities:
Purchases of property and equipment	(1,700)	(2,251)
Purchases of patents	(600)	—
Purchases of marketable securities	(21,660)	(375,089)
Maturities of marketable securities	24,900	114,688
Net cash (used in) provided by investing activities	940	(262,652)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters’ discounts and commissions	—	1,319,809
Proceeds from exercise of stock options, including early exercised stock options	5,733	2,799
Proceeds from exercise of warrants	—	60
Proceeds from shares issued in connection with employee stock purchase plan	2,775	—
Taxes paid related to net share settlement of restricted stock units	(11,576)	(18,448)
Repurchases of common stock	(12,702)	—
Payment of deferred offering costs	—	(3,134)
Net cash (used in) provided by financing activities	(15,770)	1,301,086
Net (decrease) increase in cash, cash equivalents, and restricted cash	(42,724)	1,039,787
Cash, cash equivalents, and restricted cash- Beginning of period	1,255,381	228,233
Cash, cash equivalents, and restricted cash - End of period	$1,212,657	$1,268,020

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

	2022			2021		Year over Year Change Q3'22 vs Q3'21
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Operating performance:
Net revenue	$191,621	$186,678	$166,102	$155,414	$131,512	46%
Costs of revenue	111,519	108,629	91,376	79,615	72,438	54%
Gross profit	80,102	78,049	74,726	75,799	59,074	36%
Gross margin	42%	42%	45%	49%	45%	(3) pps
Operating expenses:
Compensation and benefits	105,887	97,868	100,348	88,995	84,462	25%
Technology	13,422	13,154	11,384	11,143	9,299	44%
Professional services	6,620	5,794	4,770	5,712	4,704	41%
Occupancy and equipment	1,125	1,148	1,115	1,097	1,091	3%
Depreciation and amortization	935	921	979	967	786	19%
Marketing and advertising	688	886	559	804	490	40%
Other operating expenses	10,921	4,995	4,843	4,811	3,880	181%
Total operating expenses	139,598	124,766	123,998	113,529	104,712	33%
Loss from operations	(59,496)	(46,717)	(49,272)	(37,730)	(45,638)	30%
Other income (expense), net	6,333	1,802	(11,677)	142	(57)	n/m
Loss before income tax expense	(53,163)	(44,915)	(60,949)	(37,588)	(45,695)	16%
Income tax expense (benefit)	5	(227)	(351)	(781)	35	(86)%
Net loss	$(53,168)	$(44,688)	$(60,598)	$(36,807)	$(45,730)	16%
Loss per share - basic and diluted	$(0.10)	$(0.08)	$(0.11)	$(0.07)	$(0.08)	25%
TPV (in millions)	$42,473	$40,457	$36,626	$33,046	$27,569	54%
Adjusted EBITDA	$(13,631)	$(10,225)	$(10,453)	$1,162	$(4,939)	176%
Adjusted EBITDA margin	(7)%	(5)%	(6)%	1%	(4)%	(3) pps
Financial condition:
Cash and cash equivalents	$1,204,857	$1,220,273	$1,197,257	$1,247,581	$1,260,220	(4)%
Restricted cash	$7,800	$7,800	$7,800	$7,800	$7,800	—%
Marketable securities	$441,132	$444,873	$447,046	$452,875	$408,954	8%
Total assets	$1,774,455	$1,776,930	$1,793,483	$1,830,378	$1,783,142	—%
Total liabilities	$262,117	$242,373	$249,851	$256,952	$209,802	25%
Stockholders' equity	$1,512,338	$1,534,557	$1,543,632	$1,573,426	$1,573,340	(4)%
pps = percentage points
n/m = not meaningful

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)
(unaudited)
Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses as supplemental measures of the company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; legal, financial, and tax due diligence costs related to potential acquisitions; income tax expense (benefit); and other expense (income) net, which consists of changes in the fair value of redeemable convertible preferred stock warrant liabilities (for periods prior to the IPO), realized foreign currency gains and losses, interest income from our marketable securities, our share of equity method investments’ profit or loss, and impairment of equity method investments or other financial instruments. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of certain annual employee bonus plans.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. This measure is used by management and our board of directors to evaluate our operating efficiency.
We define Non-GAAP operating expenses as total operating expenses adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; and legal, financial, and tax due diligence costs related to potential acquisitions.
Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.

The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP net revenue	$191,621	$131,512	$544,401	$361,761
GAAP net loss	$(53,168)	$(45,730)	$(158,454)	$(127,122)
GAAP net loss margin	(28)%	(35)%	(29)%	(35)%
GAAP total operating expenses	$139,598	$104,712	$388,362	$280,181

GAAP net loss	$(53,168)	$(45,730)	$(158,454)	$(127,122)
Depreciation and amortization expense	935	786	2,834	2,567
Share-based compensation expense	43,509	38,965	115,662	105,893
Payroll tax expense related to share-based compensation	508	614	1,768	1,553
Due diligence costs related to potential acquisitions	913	334	913	334
Other expense (income), net	(6,333)	57	3,542	2,706
Income tax expense (benefit)	5	35	(573)	141
Adjusted EBITDA	$(13,631)	$(4,939)	$(34,308)	$(13,928)
Adjusted EBITDA Margin	(7)%	(4)%	(6)%	(4)%

GAAP Total operating expenses	$139,598	$104,712	$388,362	$280,181
Depreciation and amortization expense	(935)	(786)	(2,834)	(2,567)
Share-based compensation expense	(43,509)	(38,965)	(115,662)	(105,893)
Payroll tax expense related to share-based compensation	(508)	(614)	(1,768)	(1,553)
Due diligence costs related to potential acquisitions	(913)	(334)	(913)	(334)
Non-GAAP operating expenses	$93,733	$64,013	$267,185	$169,834

A reconciliation of Adjusted EBITDA to the comparable GAAP measure for the fourth quarter of 2022 is not available due to the challenges and impracticability with estimating some of the items as such items cannot be reasonably predicted and could be significant. Because of those challenges, reconciliations of such forward-looking non-GAAP financial measures are not available without unreasonable effort.